UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2004

                           Zarlink Semiconductor Inc.
             (Exact name of Registrant as specified in its charter)

     Canada                          1-8139                        None
(Jurisdiction of             (Commission File No.)             (IRS Employer
 incorporation)                                              Identification No.)

                                 400 March Road
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

      Zarlink Semiconductor Inc. has issued a press release announcing its financial results for the quarter ended September 24, 2004. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

      A supplementary schedule to the press release contains disclosure of cash assets (comprised of cash, cash equivalents, short-term investments and restricted cash). The combination of cash, cash equivalents, short-term investments and restricted cash is not a measure of cash or cash flow calculated in accordance with accounting principles generally accepted in the United States
(GAAP). The supplementary schedule contains a detailed reconciliation of Zarlink's calculation of cash assets. Zarlink believes that this supplementary measure allows it to more effectively manage its total cash assets. However, this measure of cash, cash equivalents, short-term investments and restricted cash combined does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for Zarlink's consolidated statement of cash flows.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired - None

(b)   Pro Forma Financial Information - None

(c)   Exhibits:

      Exhibit No.       Description
      -----------       -----------

      99.1              Press Release dated October 20, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Zarlink Semiconductor Inc.

Dated: October 20, 2004                 By: /s/ Scott Milligan
                                            ------------------------------------
                                            Scott Milligan
                                            Senior Vice President of Finance and
                                            Chief Financial Officer